LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes,* constitutes and appoints Cathy Cooper, EVP and Retail Manager and* Vince Beatty, EVP and Chief Financial Officer of Washington*
	Federal, Inc. "the Company", as the undersigned's true and lawful* attorney-in-fact "the Attorney-in-Fact", each with full power of* substitution and resubstitution, with the power to act alone for the* undersigned and in the undersigned's name, place and stead, in any and*
	 all capacities to:

1. Prepare, execute in the undersigned's name and on the undersigned's* behalf, and submit to the Securities and Exchange Commission "SEC" a*
   Form ID, including amendments thereto, and any other documents necessary* or appropriate to obtain codes and passwords enabling the undersigned* to make electronic filings with the SEC of reports required or considered* advisable under Section 16 of the Securities Exchange Act of 1934 "the* Exchange Act" or any rule or regulation of the SEC;

2. Prepare, execute and submit to the SEC, any national securities exchange* or securities quotation system and the Company any and all reports,* including any amendment thereto, of the undersigned required or considered* advisable under Section 16 of the Exchange Act and the rules and regulations* thereunder, with respect to the equity securities of the Company, including* Forms 3, 4 and 5; and

3. Obtain, as the undersigned's representative and on the undersigned's behalf,* information regarding transactions in the Company's equity securities from* any third party, including the Company and any brokers, dealers, employee* benefit plan administrators and trustees, and the undersigned hereby* authorizes any such third party to release any such information to the* Attorney-in-Fact.

        The undersigned acknowledges that:

a) This Limited Power of Attorney authorizes, but does not require, the* Attorney-in-Fact to act at his or her discretion on information provided* to such Attorney-in-Fact without independent verification of such* information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the* undersigned pursuant to this Limited Power of Attorney will be in such form* and will contain such information as the Attorney-in-Fact, in his or her* discretion, deems necessary or desirable;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for the* undersigned's responsibility to comply with the requirements of Section 16* of the Exchange Act, any liability of the undersigned for any failure to* comply with such requirements, or any liability of the undersigned for* disgorgement of profits under Section 16b of the Exchange Act; and

d) This Limited Power of Attorney does not relieve the undersigned from* responsibility for compliance with the undersigned's obligations under*
   Section 16 of the Exchange Act,including, without limitation, the* reporting requirements under Section 16 of the Exchange Act.

        The undersigned hereby grants to the Attorney-in-Fact full power and* authority to do and perform each and every act and thing requisite,* necessary or convenient to be done in connection with the foregoing,* as fully, to all intents and purposes, as the undersigned might or* could do in person, hereby ratifying and confirming all that the* Attorney-in-Fact, or his or her substitute or substitutes, shall* lawfully do or cause to be done by authority of this Limited Power* of Attorney.

        This Limited Power of Attorney shall remain in full force and effect* until the undersigned is no longer required to file Forms 4 or 5 with* respect to the undersigned's holdings of and transactions in equity* securities of the Company, unless earlier revoked by the undersigned* in a signed writing delivered to the Attorney-in-Fact. This Limited* Power of Attorney revokes all previous powers of attorney with respect* to the subject matter of this Limited Power of Attorney.

        IN WITNESS WHEREOF, the undersigned has executed this Limited Power* of Attorney as of July 23, 2019.



						____/s/ Linda S. Brower _